Exhibit 32.2

CERTIFICATIONS

I, William J. Lyons, Senior Vice President, Chief Financial Officer and Controller (principal financial officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2003, of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 12, 2004

/s/ W. J. LYONS
W. J. Lyons
Senior Vice President and Chief Financial Officer